UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 2, 2014, we entered into a letter agreement with Patrick Goepel to permit him to increase his percentage ownership of Asure common stock over 4.9% to up to 9.9% by open market purchases of additional shares of Asure common stock. As a condition to receiving this permission, Mr. Goepel has agreed to the following key terms: 1) the permission to acquire additional shares applies for a six month period; 2) the newly acquired shares are subject to a 3 year lock-up; and 3) the newly acquired shares must be voted in accordance with the voting majority of stockholders on any matter that would be deemed a reportable transaction with regard to Mr. Goepel pursuant to Item 404 of Regulation S-K (transactions with related persons).

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Letter Agreement dated December 2, 2014 by and between Asure Software, Inc., and Patrick Goepel.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: December 4, 2014	By:	/s/ Brad Wolfe
Brad Wolfe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Letter Agreement dated December 2, 2014 by and between Asure Software, Inc., and Patrick Goepel.